
                                                                     Exhibit 4.6

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                         CNH WHOLESALE RECEIVABLES INC.,

                                    Purchaser

                                       and

                            CASE CREDIT CORPORATION,

                                   Originator

                      CASE RECEIVABLES PURCHASE AGREEMENT,


                          Dated as of September 1, 2003


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                                             CASE RECEIVABLES PURCHASE AGREEMENT
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                                TABLE OF CONTENTS

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                                                                                                    PAGE
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ARTICLE I       DEFINITIONS........................................................................... 1

     Section 1.01    Certain Defined Terms............................................................ 1

     Section 1.02    Other Definitional Provisions.................................................... 2

ARTICLE II      CONVEYANCE OF CASE RECEIVABLES........................................................ 2

     Section 2.01    Conveyance of Case Receivables................................................... 2

     Section 2.02    Representations and Warranties of the Originator Relating to
                     the Originator and the Agreement................................................. 4

     Section 2.03    Representations and Warranties of the Originator Relating to
                     the Case Receivables............................................................. 6

     Section 2.04    Addition of Accounts............................................................. 8

     Section 2.05    Covenants of the Originator...................................................... 9

     Section 2.06    Sale of Ineligible Receivables.................................................. 10

ARTICLE III     ADMINISTRATION AND SERVICING OF CASE RECEIVABLES..................................... 10

     Section 3.01    Acceptance of Appointment and Other Matters Relating to the Servicer............ 10

     Section 3.02    Servicing Compensation.......................................................... 11

ARTICLE IV      ALLOCATION AND APPLICATION OF COLLECTIONS............................................ 11

     Section 4.01    Allocations and Applications of Collections and Other Funds..................... 11

ARTICLE V       OTHER MATTERS RELATING TO THE ORIGINATOR............................................. 11

     Section 5.01    Merger or Consolidation of, or Assumption, of the Obligations
                     of the Originator............................................................... 11

     Section 5.02    Originator Indemnification of the Purchaser..................................... 11

ARTICLE VI      TERMINATION.......................................................................... 12

ARTICLE VII     MISCELLANEOUS PROVISIONS............................................................. 12

     Section 7.01    Amendment....................................................................... 12

     Section 7.02    Protection of Right, Title and Interest to Case Receivables..................... 13

     Section 7.03    Limited Recourse................................................................ 14

     Section 7.04    No Petition..................................................................... 14

     Section 7.05    GOVERNING LAW................................................................... 15

     Section 7.06    Notices......................................................................... 15

     Section 7.07    Severability of Provisions...................................................... 15

                                       -i-   CASE RECEIVABLES PURCHASE AGREEMENT
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                                TABLE OF CONTENTS
                                   (continued)
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                                                                                                    PAGE
     Section 7.08    Assignment...................................................................... 15

     Section 7.09    Further Assurances.............................................................. 15

     Section 7.10    No Waiver; Cumulative Remedies.................................................. 15

     Section 7.11    Counterparts.................................................................... 15

     Section 7.12    Third-Party Beneficiaries....................................................... 15

     Section 7.13    Merger and Integration.......................................................... 16

     Section 7.14    Headings........................................................................ 16

                                      -ii-   CASE RECEIVABLES PURCHASE AGREEMENT
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     CASE RECEIVABLES PURCHASE AGREEMENT, dated as of September 1, 2003, between
CNH WHOLESALE RECEIVABLES INC., a corporation organized under the laws of the State of Delaware (the "Purchaser"), and CASE CREDIT CORPORATION, a corporation organized under the laws of the State of Delaware (the "Originator").

                              W I T N E S S E T H :

     WHEREAS the Originator in the ordinary course of its business finances the purchase of floorplan inventory by agricultural, construction and industrial equipment dealers thereby generating certain payment obligations;

     WHEREAS the Originator wishes to sell certain of such existing and future payment obligations from time to time to the Purchaser; and

     WHEREAS the Purchaser desires to sell such payment obligations to CNH Wholesale Master Note Trust (the "Issuer"), pursuant to a Transfer and Servicing Agreement dated as of September 1, 2003 (as the same may from time to time be amended, supplemented or otherwise modified, the "Transfer and Servicing Agreement"), among the Purchaser, as transferor, the Originator, as servicer, and the Issuer.

     NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01 CERTAIN DEFINED TERMS. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Transfer and Servicing Agreement or if not defined in the Transfer and Servicing Agreement, shall have the meanings set forth in the Indenture. In addition, the term "Agreement" means this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified. In addition, the following words shall have the following meanings:

     "CASE RECEIVABLES" is defined in Section 2.01.

     "CASE TRANSFERRED ASSETS" is defined is Section 2.01.

     "PURCHASER TANGIBLE EQUITY" means, at any date of determination, an amount equal to:

     (a)  the Transferor Amount; PLUS

     (b) the aggregate amount on deposit in all cash collateral amounts, spread accounts or similar accounts established for the benefit of any Series or Class of Notes; MINUS

     (c)  the outstanding balance of the Subordinated Notes.

     "REQUIRED PURCHASER EQUITY" means, at any date of determination, the sum of:

                                             CASE RECEIVABLES PURCHASE AGREEMENT
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     (a)  the product of (i) the Pool Balance, multiplied by (ii) the higher of
(A) 8.00% and (B) such higher amount as the parties shall from time to time determine to be the required percentage of credit enhancement that would be required to obtain a rating of "BBB-" (or an equivalent rating) by either Moody's or S&P as a Class of Notes; PLUS

     (b) The "Required Purchaser Equity" or other similar amounts for any other transaction to which the Purchaser is a party.

     Section 1.02 OTHER DEFINITIONAL PROVISIONS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, section, subsection, schedule, and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II
                         CONVEYANCE OF CASE RECEIVABLES

     Section 2.01 CONVEYANCE OF CASE RECEIVABLES. (a) Originator hereby sells, transfers, assigns, sets over and otherwise conveys to Purchaser without recourse (except as expressly provided herein), and Purchaser purchases and/or accepts as a capital contribution, as applicable, from Originator, all of Originator's right, title and interest in and to the Receivables now existing and arising from time to time in the Accounts (collectively, the "Case Receivables") and Collateral Security with respect thereto (collectively, the "Case Transferred Assets"); provided, however, that Principal Receivables originated after the occurrence of an Insolvency Event with respect to Originator shall not be conveyed hereunder.

     Originator agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Case Receivables now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the conveyance of the Case Receivables to Purchaser and the first priority nature of Purchaser's interest in the Case Receivables and to deliver a file-stamped copy of such financing statements or other evidence of such filings to Purchaser and Indenture Trustee (which evidence may, for purposes of this Section 2.01, consist of telephone confirmation of such filing to Purchaser and Indenture Trustee, followed by delivery of a file stamped copy to Indenture Trustee with a copy to Purchaser as soon as is practicable after filing) on or prior to the Effective Date, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by Originator.

     Originator further agrees, at its own expense, (i) on or prior to (A) the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, in the case of any Accounts designated pursuant hereto prior to such date, (B) the applicable Addition Date, in the case of Additional Accounts, and (C) the applicable Removal Date, in the case of Removed Accounts, to indicate in its appropriate computer files that Case Receivables created in connection with the Accounts (other than Removed Accounts) have been sold and/or contributed to Purchaser pursuant to this Agreement and transferred by Purchaser to the Issuer pursuant to the Transfer and Servicing Agreement for the benefit of the Holders (or conveyed to the Purchaser or its designee in accordance with Section 2.07 of the Transfer and

                                        2    CASE RECEIVABLES PURCHASE AGREEMENT
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Servicing Agreement in the case of Removed Accounts) by including in such computer files a notation identifying each such Account (or, in the case of Removed Accounts, either including such notation identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or Automatic Addition Suspension Date or subsequent to a Restart Date, or deleting such notation thereafter), and (ii) on or prior to the date referred to in clauses (i)(A), (B) or (C) as applicable, to deliver to Purchaser and Indenture Trustee an account schedule (provided that such account schedule shall be provided in respect of Automatic Additional Accounts on or prior to the Determination Date relating to the Monthly Period during which the respective Addition Dates occur) specifying for each such Account, as of the Automatic Addition Termination Date or Automatic Addition Suspension Date, in the case of clause (i)(A), the applicable Additional Cut-Off Date, in the case of Additional Accounts, and the Removal Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such account schedule shall be supplemented from time to time to reflect Additional Accounts and Removed Accounts. Once the notation referenced in clause (i) of this paragraph has been included with respect to any Account, Originator further agrees not to alter such or other mark during the term of this Agreement unless and until (x) such Account becomes a Removed Account, (y) a Restart Date has occurred on which Purchaser starts including Automatic Additional Accounts as Accounts or (z) Originator shall have delivered to Purchaser, the Issuer and the Indenture Trustee at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the respective interests of Purchaser, the Issuer and Indenture Trustee in the Case Receivables and other Case Transferred Assets to continue to be perfected with the priority required by this Agreement, the Transfer and Servicing Agreement and the Indenture, respectively.

     It is the intention of the parties hereto that the conveyances of the Case Transferred Assets by Originator to Purchaser as provided in this Section 2.01 be, and be construed as, an absolute sales or capital contributions, including for accounting purposes, without recourse except as explicitly provided herein, of the Case Transferred Assets by Originator to Purchaser. Furthermore, it is not intended that such conveyance be deemed a pledge of the Case Transferred Assets by Originator to Purchaser to secure a debt or other obligation of Originator. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall also be deemed to be a security agreement and Originator hereby grants to Purchaser a security interest in all of Originator's right, title and interest in and to the Case Transferred Assets.

     (b) The "Purchase Price" for the Case Receivables (including Case Receivables in Additional Accounts) to be conveyed to Purchaser under this Agreement that come into existence on or after the Closing Date shall be payable on each Business Day on which such Case Receivables are conveyed by Originator to Purchaser in an amount equal to 100% of the Principal Receivables so conveyed, adjusted from time to time with respect to Principal Receivables originated hereafter to reflect such factors as Originator and Purchaser mutually agree will result in a Purchase Price determined to approximate the fair market value of such Principal Receivables. If and to the extent that Purchaser shall not have funds available to pay Originator the Purchase Price for the Case Receivables transferred on any day, an amount equal to the portion of the Purchase Price for such Case Receivables for which Purchaser shall not have funds shall be deemed to be a borrowing by Purchaser from Originator under the Subordinated

                                        3    CASE RECEIVABLES PURCHASE AGREEMENT
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Note in the amount of such deficiency; provided that no borrowing may be made under the Subordinated Note if, after giving effect to such borrowing, Purchaser Tangible Equity would be less than Required Purchaser Equity; and provided, further, that Originator may, in its discretion, contribute Case Receivables on any Business Day and the Purchase Price of such Case Receivables shall be deemed to be a capital contribution from Originator to Purchaser.

     Section 2.02 REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR RELATING TO THE ORIGINATOR AND THE AGREEMENT. The Originator hereby represents and warrants to the Purchaser as of each Closing Date that:

     (a) ORGANIZATION AND GOOD STANDING. The Originator is a corporation duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

     (b) DUE QUALIFICATION. The Originator is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

     (c) DUE AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by the Originator by all necessary corporate action on the part of the Originator.

     (d) NO CONFLICT. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Originator is a party or by which it or its properties are bound.

     (e) NO VIOLATION. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Originator, will not conflict with or violate any material Requirements of Law applicable to the Originator.

     (f) NO PROCEEDINGS. There are no proceedings or, to the best knowledge of the Originator, investigations, pending or threatened against the Originator, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Originator, would materially and adversely affect the performance by the Originator of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income tax attributes of

                                        4    CASE RECEIVABLES PURCHASE AGREEMENT
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the Issuer under the United States federal or any state income, single business or franchise tax systems.

     (g) ALL CONSENTS REQUIRED. All appraisals, authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof or thereof, have been obtained.

     (h) ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (i) RECORD OF ACCOUNTS. As of the Initial Closing Date, in the case of Initial Accounts and, as of the applicable Addition Date, in the case of the Additional Accounts and Automatic Additional Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Case Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or such applicable Additional Cut-Off Date, as the case may be.

     (j) VALID TRANSFER. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Originator in the Case Receivables and the other Case Transferred Assets and the proceeds thereof. Upon the filing of the financing statements described in Section 2.01 with the Secretary of State of the State of Delaware and, in the case of the Case Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Purchaser shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 2.05(a).

     Except as otherwise provided in the Transfer and Servicing Agreement, neither the Originator nor any Person claiming through or under the Originator has any claim to or interest in the Trust Assets.

     The representations and warranties set forth in this Section 2.02 shall survive the transfer and assignment of the Case Receivables to the Purchaser. Upon discovery by the Originator or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

     In the event of any breach of any of the representations and warranties set forth in this Section 2.02 and if, in connection therewith, the Purchaser shall be obligated to purchase Case Receivables pursuant to Section 2.03 of the Transfer and Servicing Agreement, the Originator shall repurchase the Case Receivables and the Collateral Security and shall pay to the Purchaser

                                        5    CASE RECEIVABLES PURCHASE AGREEMENT
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on the Business Day preceding the Distribution Date on which such purchase of
Case Receivables is to be made an amount equal to the Purchase Price for the Case Receivables as specified in the Transfer and Servicing Agreement. The obligation of the Originator to purchase the Case Receivables pursuant to this
Section 2.02 shall constitute the sole remedy against the Originator respecting an event of the type specified in the first sentence of this Section 2.02 available to the Purchaser and to the Noteholders (or the Indenture Trustee on behalf of the Noteholders).

     Section 2.03 REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR RELATING TO THE CASE RECEIVABLES.

     (a) REPRESENTATIONS AND WARRANTIES. The Originator hereby represents and warrants to the Purchaser that:

          (i) Each Case Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts and Automatic Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Purchaser free and clear of any Lien.

          (ii) With respect to each Case Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts and Automatic Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Originator in connection with the conveyance of such Case Receivable or Collateral Security to the Purchaser have been duly obtained, effected or given and are in full force and effect.

          (iii) On the Cut-off Date and each Closing Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts and Automatic Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account.

          (iv) On the Initial Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts and Automatic Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Case Receivable conveyed to the Purchaser on such date is an Eligible Receivable or, if such Case Receivable is not an Eligible Receivable, such Case Receivable is conveyed to the Purchaser in accordance with Section 2.07.

          (v) With respect to each Case Receivable and all Collateral Security existing on the Initial Closing Date, no selection procedures believed by the Originator to be adverse to the interests of the Noteholders were utilized in selecting the Initial Accounts.

     (b)  NOTICE OF BREACH. The representations and warranties set forth in this
Section 2.03 shall survive the transfer and assignment of the Case Receivables to the Purchaser. Upon discovery by the Originator or the Purchaser of a breach of any of the representations and

                                        6    CASE RECEIVABLES PURCHASE AGREEMENT
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warranties set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the other party.

     (c) REPURCHASE. In the event any representation or warranty under Section 2.03(a) is not true and correct as of the date specified therein with respect to any Case Receivable or Account and the Purchaser is, in connection therewith, required to purchase such Case Receivable or all Case Receivables in such Account pursuant to Section 2.04(c) of the Transfer and Servicing Agreement, then, within 60 days (or such longer period as may be agreed to by the Purchaser) of the earlier to occur of the discovery of any such event by the Originator or the Purchaser, or receipt by the Originator or the Purchaser of written notice of any such event given by the Indenture Trustee or any Enhancement Providers, the Originator shall repurchase the Case Receivable or Case Receivables of which the Purchaser is required to accept reassignment pursuant to the Transfer and Servicing Agreement on the Business Day preceding the Determination Date on which such reassignment is to occur.

     The Originator shall purchase each such Case Receivable by making a payment to the Purchaser in immediately available funds on the Business Day preceding the Determination Date on which such reassignment is to occur in an amount equal to the Purchase Price for such Case Receivable. Upon payment of the Purchase Price, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Originator, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Case Receivable, all Collateral Security and all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Originator to effect the conveyance of such Case Receivables pursuant to this Section. The obligation of the Originator to repurchase any such Case Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Purchaser and to the Noteholders (or the Indenture Trustee on behalf of Noteholders).

     (d) PERFECTION REPRESENTATIONS AND WARRANTIES. Debtor hereby makes the Perfection Representations and Warranties to the Secured Party. For purposes of this Section 2.03(d) Debtor shall mean Originator, Secured Party shall mean Purchaser, and Specified Agreement shall mean this Agreement. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this Section 2.03(d) shall be continuing and shall survive any termination of the Specified Agreement. Secured Party shall not waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of Debtor and Secured Party under the Specified Agreement, the Debtor and Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Secured Party and financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Debtor is organized, has its principal place of business or maintains any books, records, files or other information concerning the Case Receivables) in order to maintain and perfect, as a first priority interest, the Secured Party's security interest in the Case Receivables. The Debtor hereby authorizes Servicer to file financing statements under the UCC without the Debtor's signature where allowed by applicable law.

                                        7    CASE RECEIVABLES PURCHASE AGREEMENT

     Section 2.04 ADDITION OF ACCOUNTS. (a) In addition to the conveyance of Automatic Additional Accounts pursuant to Section 2.01, the Originator may from time to time offer to voluntarily designate additional Eligible Accounts to be included as Accounts, subject to the conditions specified in paragraph (b) below. If any such offer is accepted by the Purchaser, Case Receivables and Collateral Security from such Additional Accounts shall be sold to the Purchaser effective on a date (the "Addition Date") specified in a written notice provided by the Originator (or the Servicer on its behalf) to the Purchaser and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the fifth Business Day but not more than 30th day prior to the related Addition Date (the "Notice Date").

     (b) The Originator shall be permitted to convey to the Purchaser the Case Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Originator as such pursuant to Section 2.04(a) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

          (i) The Originator shall provide the Purchaser and any Enhancement Providers with a timely Addition Notice.

          (ii)    Such Additional Accounts shall all be Eligible Accounts.

          (iii) The Originator shall have delivered to the Purchaser a duly executed written assignment (including an acceptance by the Purchaser) in substantially the form of Exhibit A (the "Assignment") and the computer file microfiche or written list required to be delivered pursuant to
     Section 2.01.

          (iv) The Originator shall have delivered to the Purchaser for deposit in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date.

          (v) (A) No selection procedures believed by the Originator to be adverse to the interests of the Purchaser or the Noteholders were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither the Originator, the Purchaser nor the Servicer are insolvent nor will have been made insolvent by such transfer nor are aware of any pending insolvency.

          (vi)    The Rating Agency Condition shall have been satisfied.

          (vii) The addition of the Case Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event.

          (viii) The Originator shall have delivered to the Purchaser, the Indenture Trustee and any Enhancement Providers a certificate of a Vice President or more senior officer confirming the items set forth in paragraphs (ii) through (vii) above.

                                        8    CASE RECEIVABLES PURCHASE AGREEMENT
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          (ix)    On or before each Addition Date, the Originator shall deliver to the Purchaser, the Indenture Trustee and any Enhancement Providers an Opinion of Counsel with respect to the Case Receivables in the Additional Accounts substantially in the form of Exhibit B.

     (c) The Originator hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.04(b)(v). The representations and warranties set forth in Section 2.04(b)(v) shall survive the sale and assignment of the respective Case Receivables and Collateral Security to the Purchaser. Upon discovery by the Originator or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other party and to any Enhancement Providers.

     (d) At least 20 days prior to each Addition Date in respect of the designation of any Additional Accounts pursuant to this Section 2.04, the Originator shall have given written notice of such designation to the Rating Agencies.

     Section 2.05 COVENANTS OF THE ORIGINATOR. The Originator hereby covenants that:

     (a) NO LIENS. Except for the conveyances hereunder, the Originator shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Case Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, and the Originator shall defend the right, title and interest of the Purchaser and the Issuer in, to and under the Case Receivables and the Collateral Security, whether now existing or hereafter created, against all claims of third parties claiming through or under the Originator.

     (b) FLOORPLAN FINANCING AGREEMENTS AND GUIDELINES. The Originator shall comply with and perform its servicing obligations with respect to the Accounts and Case Receivables in accordance with the Floorplan Financing Agreements relating to the Accounts and the Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Issuer, the Noteholders or any of the Beneficiaries. Subject to compliance with all Requirements of Law, the Originator may change the terms and provisions of the Floorplan Financing Agreement or the Floorplan Financing Guidelines if and only if such change would be permitted pursuant to Section 3.01(d) of the Transfer and Servicing Agreement.

     (c) ACCOUNT ALLOCATIONS. In the event that the Originator is unable for any reason to transfer Case Receivables to the Purchaser then the Originator agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of the Transfer and Servicing Agreement. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Purchaser and by the Purchaser to the Issuer shall continue to be a part of the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Purchaser and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV of the Indenture.

                                        9    CASE RECEIVABLES PURCHASE AGREEMENT

     (d) DELIVERY OF COLLECTIONS. In the event that the Originator receives Collections, the Originator agrees to pay the Servicer or any Successor Servicer all payments received by the Originator in respect of the Case Receivables as soon as practicable after receipt thereof by the Originator, but in no event later than two days after the receipt by the Originator thereof.

     (e) NOTICE OF LIENS. The Originator shall notify the Purchaser and the Indenture Trustee in writing promptly after becoming aware of any Lien on any Case Receivable other than the conveyances hereunder or under the Transfer and Servicing Agreement.

     (f) COMPLIANCE WITH LAW. The Originator hereby agrees to comply in all material respects with all Requirements of Law applicable to the Originator.

     (g) REALIZATION OF SECURITY INTEREST IN EQUIPMENT. The Originator hereby agrees not to realize upon any security interest in any Equipment financed with the proceeds of any Case Receivable that it may have in respect of advances or loans to Dealers until the Issuer has fully realized on its security interest in such Equipment.

     (h) REMOVAL OF ELIGIBLE ACCOUNTS. (i) On each Determination Date on which Accounts are removed from the Issuer pursuant to Section 2.07 of the Transfer and Servicing Agreement, the Purchaser and the Originator may, but shall not be required to, by mutual agreement, remove Accounts from the operation of this Agreement (each a "Removed Account"), Originator agrees to provide to Purchaser such information, certificates, financing statement, opinions and other materials as are reasonably necessary to enable Purchaser to satisfy its obligations under Section 2.07 of the Transfer and Servicing Agreement with respect to the removal of Accounts.

     Section 2.06 SALE OF INELIGIBLE RECEIVABLES. The Originator shall sell to Purchaser on each Transfer Date any and all Case Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that on the Cut-Off Date or, in the case of Case Receivables arising in Additional Accounts or Automatic Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Case Receivables arise is an Eligible Account.

                                   ARTICLE III
                ADMINISTRATION AND SERVICING OF CASE RECEIVABLES

     Section 3.01 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER. (a) The Originator agrees to act as the Servicer under this Agreement and the Transfer and Servicing Agreement, and the Purchaser consents to the Originator acting as Servicer. The Originator shall have ultimate responsibility for servicing and making collections on the Case Receivables and shall have the authority to make any servicing related decisions relating to such Case Receivables, to the extent such authority is granted to the Servicer under this Agreement and the Transfer and Servicing Agreement.

     (b) The servicer shall service and administer the Case Receivables in accordance with the provisions of the Transfer and Servicing Agreement.

                                       10    CASE RECEIVABLES PURCHASE AGREEMENT

     Section 3.02 SERVICING COMPENSATION. As full compensation for its servicing activities hereunder and under the Transfer and Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee shall be paid in accordance with the terms of the Indenture.

                                   ARTICLE IV
                    ALLOCATION AND APPLICATION OF COLLECTIONS

     Section 4.01 ALLOCATIONS AND APPLICATIONS OF COLLECTIONS AND OTHER FUNDS. The Servicer shall apply all Collections with respect to the Case Receivables and all funds on deposit in the Collection Account as described in Article IV of the Indenture.

                                    ARTICLE V
                    OTHER MATTERS RELATING TO THE ORIGINATOR

     Section 5.01 MERGER OR CONSOLIDATION OF, OR ASSUMPTION, OF THE OBLIGATIONS OF THE ORIGINATOR. The Originator shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the Person formed by such consolidation or into which the Originator is merged or the Person which acquires by conveyance or transfer the properties and assets of the Originator substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such Person shall assume, by execution of a supplemental agreement hereto, the performance of every covenant and obligation of the Originator hereunder;

          (b) the Originator shall have given the Rating Agencies at least 10 days prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction; and

          (c) the Originator has delivered to the Purchaser, the Indenture Trustee and the Owner Trustee an Officers' Certificate stating that such consolidation, merger, conveyance or transfer complies with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel to the effect that the supplemental agreement referred to in clause (a) above is the legal, valid and binding obligation of the Originator and the successor Person.

     Section 5.02 ORIGINATOR INDEMNIFICATION OF THE PURCHASER. The Originator shall indemnify and hold harmless the Purchaser, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Originator pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of the Originator taken pursuant thereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Originator shall not indemnify the Purchaser if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence or willful misconduct by the Purchaser: and provided further, that the Originator shall not indemnify the Purchaser for any liabilities, cost or expense of the Purchaser with respect to any Federal, state or

                                       11    CASE RECEIVABLES PURCHASE AGREEMENT
local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Purchaser in connection herewith to any taxing authority. Any indemnification under this Article V shall survive the termination of the Agreement.

                                   ARTICLE VI
                                   TERMINATION

     This Agreement will terminate immediately after the Issuer terminates pursuant to the Trust Agreement. In addition, the Purchaser shall not purchase Case Receivables nor shall the Originator designate Additional Accounts if the Originator shall become an involuntary party to (or be made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Originator or relating to all or substantially all of its property (an "Involuntary Case") and such Involuntary Case shall have continued for a period of ten Business Days from and including the day of receipt by the Originator at its principal corporate office of notice of such Involuntary case; provided, that during such ten Business Day period, the Purchaser shall suspend its purchase of Case Receivables and shall hold all Collections of Principal Receivables that would have been available to purchase Case Receivables in the Collection Account and
(a) if by the first Business Day after such ten Business Day period, the Purchaser has not obtained an order from the court having jurisdiction of such case or filing which order approves the continuation of the sale of Case Receivables by the Originator to the Purchaser and which provided that the Purchaser and any of its transferees (including the Indenture Trustee) may rely on such order for the validity and nonavoidance of such transfer (the "Order"), the Purchaser shall hold such Collections in the Collection Account until such time as they may be paid as elsewhere provided herein and shall not purchase Case Receivables thereafter or designate Additional Accounts for transfer to the Purchaser, or (b) if by such first Business Day, the Purchaser has obtained such Order, the Originator may continue selling Case Receivables, and the Purchaser may continue purchasing Case Receivables, pursuant to the terms hereof, as modified by the immediately succeeding sentence. During the period after the 10 Business Day period described above and before the 60-day period before filing described below, the purchase price of the Case Receivables transferred during such period, notwithstanding anything in this Agreement to the contrary, shall be paid to the Originator by the Purchaser in cash not later than the same Business Day of any sale of Case Receivables. During such period, Case Receivables shall be considered transferred to the Purchaser only to the extent that the purchase price therefor has been paid in cash on the same Business Day. If an order is obtained but subsequently is reversed or rescinded or expires, the Originator shall immediately cease selling Case Receivables to the Purchaser and the Purchaser shall immediately cease buying Case Receivables. If by the first Business Day after the sixty-day period after such involuntary filing, such Involuntary Case has not been dismissed, the Purchaser shall not purchase thereafter Case Receivables or designated Additional Accounts for transfer to the Issuer.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     Section 7.01 AMENDMENT. (a) This Agreement may be amended from time to time by the Originator and the Purchaser without the consent of any of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Originator

                                       12    CASE RECEIVABLES PURCHASE AGREEMENT
addressed and delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

     (b) This Agreement may also be amended from time to time by the Purchaser and Originator, with prior written notice to each Rating Agency and with the consent of the Noteholders evidencing not less than 66-2/3% of the Outstanding Dollar Principal Amount of the Notes of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Originator; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed with the amount available under any Enhancement without the consent of each affected Noteholder,
(ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Notes of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Originator, addressed and delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder of such Series. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's rights, duties or immunities under this Agreement or otherwise.

     (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Originator shall furnish notification of the substance of such amendment to each Enhancement Provider and to each Rating Agency.

     (d) It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     (e) Notwithstanding anything in this Section to the contrary, (i) no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider and (ii) no amendment may be made to this Agreement for the purpose of adding one or more Originators or one or more Purchasers hereunder unless the Rating Agency Condition shall have been satisfied with respect thereto.

     Section 7.02 PROTECTION OF RIGHT, TITLE AND INTEREST TO CASE RECEIVABLES.
(a) The Originator shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Purchaser's right, title and interest to the Case Receivables and Collateral Security relating thereto to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right,

                                       13    CASE RECEIVABLES PURCHASE AGREEMENT
title and interest of the Purchaser hereunder. The Originator shall deliver to the Purchaser or the Servicer, on the Purchaser's behalf, file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser shall cooperate fully with the Originator in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this Section 7.02(a).

     (b) Within 30 days after the Originator makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of Section 9-506 of the UCC, the Originator shall give the Purchaser notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Case Receivables and the proceeds thereof.

     (c) The Originator shall give the Purchaser prompt written notice of any relocation of any office at which it keeps records concerning the Case Receivables or of its principal executive office or any change in its form of, or jurisdiction of, organization and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Purchaser's security interest in the Case Receivables and the proceeds thereof. The Originator shall at all times maintain its principal executive office within, and be organized under the laws of one of the states of, the United States of America.

     (d) The Originator shall deliver to the Purchaser: (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit B; (ii) on each Addition Date on which any Additional Accounts are to be included as the Accounts pursuant to Section 2.04 hereof, an Opinion of Counsel substantially in the form of Exhibit C; and (iii) on or before April 30 of each year, beginning with April 30, 2005, an opinion of Counsel dated as of a date during such 120-day period, substantially in the form of Exhibit C.

     Section 7.03 LIMITED RECOURSE. Notwithstanding anything to the contrary contained herein, the obligations of the Purchaser hereunder shall not be recourse to the Purchaser (or any person or organization acting on behalf of the Purchaser or any affiliate, officer or director of the Purchaser), other than to
(a) the portion of the Originator's Interest on any date of determination which is in excess of the Required Pool Balance and (b) any other assets of the Purchaser not pledged to third parties or otherwise encumbered in a manner permitted by the Originator's Certificate of Incorporation; provided, however, that any payment by the Originator made in accordance with this Section 7.03 shall be made only after payment in full of any amounts that the Originator is obligated to deposit in the Collection Account pursuant to this Agreement.

     Section 7.04 NO PETITION. The Originator hereby covenants and agrees that it will not at any time institute against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

                                       14    CASE RECEIVABLES PURCHASE AGREEMENT

     Section 7.05 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 7.06 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, sent by a nationally recognized overnight courier service, or sent by facsimile transmissions to the parties at such addresses specified in the Transfer and Servicing Agreement.

     Section 7.07 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and of the Notes or rights of the Noteholders.

     Section 7.08 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Originator without the prior consent of the Purchaser and the Indenture Trustee. The Purchaser may assign its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Transfer and Servicing Agreement.

     Section 7.09 FURTHER ASSURANCES. The Originator agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Purchaser more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Case Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 7.10 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 7.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7.12 THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the other Beneficiaries and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

                                       15    CASE RECEIVABLES PURCHASE AGREEMENT

     Section 7.13 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     Section 7.14 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                       16    CASE RECEIVABLES PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the Originator and the Purchaser have caused this Case Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         CNH WHOLESALE RECEIVABLES INC.,
                                         Purchaser


                                         By:  /s/ Brian O'Keane
                                            ------------------------------------
                                            Name: Brian O'Keane
                                            Title: Assistant Treasurer


                                         CASE CREDIT CORPORATION, Originator


                                         By:  /s/ Brian O'Keane
                                            ------------------------------------
                                            Name: Brian O'Keane
                                            Title: Assistant Treasurer

                                       17    CASE RECEIVABLES PURCHASE AGREEMENT